UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2022

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii
(Address of principal executive offices)
96813
(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, No Par Value	CPF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2022, Mr. Jason Fujimoto was appointed to the Boards of Directors of Central Pacific Financial Corp. (the "Company") and Central Pacific Bank (the "Bank"), to be effective January 1, 2023. In connection with Mr. Fujimoto's appointment, the size of the Board of Directors of the Company and the Bank was each expanded to thirteen (13) directors. Mr. Fujimoto will serve on the Company Board of Directors' Audit Committee and the Bank Board of Directors' Audit Committee. Mr. Fujimoto will receive an annual retainer of $125,000 for serving on both the Company's Board of Directors and the Bank's Board of Directors, which is consistent with the amount paid to all other non-employee members of the Company's and Bank's Board of Directors who are not chairs of any Board committees.

Mr. Fujimoto is currently President and Chief Executive Officer of Hawaii Planing Mill, Ltd., doing business as HPM Building Supply (a building supply company headquartered on Hawaii Island, in business for over 100 years, and with operations on all four major islands in the State of Hawaii), and has served in that capacity since January 2019. Mr. Fujimoto served as Chief Operating Officer of Hawaii Planing Mill, Ltd. from January 2013 to December 2018. Mr. Fujimoto served as Chief Financial Officer of Hawaii Planing Mill, Ltd. from January 2011 to December 2012. Mr. Fujimoto has served on the Board of Directors and Audit Committee of Hawaii Planing Mill, Ltd. since March 2009.

Mr. Fujimoto obtained a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania, concentrating in Corporate Finance and Strategic Management, and obtained a minor degree in Psychology from the University of Pennsylvania College of Arts and Sciences. Mr. Fujimoto is actively involved in numerous community and business organizations. Mr. Fujimoto is a director with Hawaii Asia Pacific Association Leaders, a director with Holomua Collective, past chair of Kohala Institute DBA 'Iole Stewardship Center, past chair of Hawaii Public Television Foundation DBA PBS Hawaii, and a member of the following organizations: Hawaii Executive Collaborative, Hawaii Business Roundtable, University of Hawaii Hilo Chancellor's Community Advisory Board, U.S. Army Garrison Pohakuloa Training Area Commander's Advisory Council, Do It Best Eagles Conference, and BIG Group. Mr. Fujimoto was a 2008 Pacific Century Fellow, a 2012 Omidyar Fellow, a 2013 Hawaii Business magazine list of 20 for the Next 20: People to Watch, and recognized in 2015 as Young Retailer of the Year by the North American Hardware and Paint Association. Mr. Fujimoto resides on the Island of Hawaii and will add to the Company's and Bank's Boards of Directors geographic diversity.

A press release announcing Mr. Fujimoto's appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits
99.1	Press release dated December 2, 2022
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: December 5, 2022	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and Corporate Secretary